Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
CV Sciences Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-199173) of our report dated March 12, 2019, relating to the financial statements of CV Sciences, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2019.

 /s/ Tanner LLC

Salt Lake City, Utah
March 30, 2020